UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2012
______________________
Open Text Corporation
(Exact name of Registrant as specified in its charter)
______________________

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
Registrant's telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 2, 2012 Open Text Corporation (“the Company”), issued a joint press release with EasyLink Services International Corporation (EasyLink) (NASDAQ: ESIC) announcing the acquisition of EasyLink by Open Text by way of a merger agreement. Under the terms of this agreement Open Text acquired all of EasyLink's outstanding shares in an all-cash transaction valued at approximately $310 million, inclusive of EasyLink debt.
A copy of the joint press release is filed as Exhibit 99.1 to this Form 8-K.
A copy of the merger agreement between the Company, Epic Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Open Text and EasyLink is filed as Exhibit 2.3 to this Form 8-K (“Merger Agreement”).
The Merger Agreement has been attached to provide investors with information regarding its terms but is not intended to provide any other factual information about Open Text or EasyLink and you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Open Text or EasyLink.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.3
Merger Agreement between Open Text Corporation, EPIC Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Open Text and EasyLink Services International Corporation dated May 1, 2012

99.1	Joint Press Release, dated July 2, 2012, issued by Open Text Corporation and EasyLink Services International Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

July 3, 2012	By:	/s/ Paul McFeeters
Paul McFeeters Chief Financial Officer and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

2.3
Merger Agreement between Open Text Corporation, EPIC Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Open Text and EasyLink Services International Corporation dated May 1, 2012

99.1	Joint Press Release, dated July 2, 2012, issued by Open Text Corporation and EasyLink Services International Corporation